UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 18, 2004

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

Item 5. Other Events.

Possible Nasdaq National Market Delisting

The Common Stock, Class A, $.01 par value (the “Common Stock”), of LightPath Technologies, Inc. (the “Company”) is quoted on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market (“Nasdaq National Market”) under the symbol “LPTH.” On February 12, 2004, the Company received a notice (the “Nasdaq Notice”) from The Nasdaq Stock Market, Inc. that the Company failed to meet the minimum $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq National Market. The Company’s stockholders’ equity as reported in its Form 10-Q for the quarter ended December 31, 2003 was $8,158,452.

The Nasdaq Notice stated that the Nasdaq staff is reviewing the Company’s eligibility for continued listing on the Nasdaq National Market. The Nasdaq Notice also requested that the Company provide by February 27, 2004, the Company’s specific plan to achieve and sustain compliance with the listing requirements, including the minimum stockholders’ equity standard. The Company intends to submit its plan by that date to Nasdaq and has commenced the assembly of the materials in anticipation of its delivery to the staff on or before February 27, 2004.

The staff, after reviewing the Company’s plan, will make a determination about whether the Company’s Common Stock will be recommended for delisting from the Nasdaq National Market. Any adverse determination can be appealed to a Nasdaq Listing Qualifications Panel.

On February 18, 2004, the Company issued a press release disclosing the foregoing. A copy of the press release is attached hereto as an exhibit.

Item 7. Exhibits.

Exhibit	Description
99.1	Press release dated February 18, 2004, announcing LightPath’s plan to address the Nasdaq’s letter concerning continuing eligibility for National Market Listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 18, 2004	By: /s/ Monty K. Allen
Monty K. Allen, CFO